POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sandor E. Samuels, Susan Bow, Gerard Healy, Derek Stark, Michael Udovic, Vanessa Renna, Tanya Schneider and Joanne Wendler signing singly, the undersigned s true and lawful attorney in fact to

1 execute for and on behalf of the undersigned, in the undersigned s capacity as a director or executive officer of Countrywide Financial Corporation - the Corporation - Forms 3, 4 and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder

2 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely filing of such form with the United States Securities and Exchange Commission and any stock exchange or similar authority and

3 take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact s discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the forgoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force until the undersigned is no longer required to file SEC Forms 3, 4, and 5 with respect to the undersigned s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of January 2004.

ANDREW GISSINGER III
signature